                                                                    EXHIBIT 10.3

                               RESTRICTIVE LEGEND

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS (COLLECTIVELY THE "ACTS") AND THEREFORE IS A "RESTRICTED SECURITY" WITHIN THE MEANING OF SAID ACTS. THIS NOTE MAY NOT BE OFFERED, SOLD, EXCHANGED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF: (1) A REGISTRATION STATEMENT BEING THEN IN EFFECT UNDER THE APPLICABLE ACTS; OR (2) A WRITTEN OPINION OF COUNSEL, ACCEPTABLE TO THE MAKER, THAT AN EXEMPTION FROM REGISTRATION UNDER SAID ACTS IS AVAILABLE. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, REPRESENTS THAT IT IS ACQUIRING THIS NOTE FOR INVESTMENT AND NOT WITH A VIEW TO ANY SALE OR DISTRIBUTION THEREOF.

THIS NOTE SHALL NOT BE TRANSFERRED UPON THE MAKER'S BOOKS AND RECORDS EXCEPT UPON COMPLIANCE WITH THE FOREGOING AND THE TERMS OF THIS NOTE.


                               THE WMA CORPORATION
                                                                  July 30 , 1999
                               FIVE YEAR TERM NOTE
                                Due July 29, 2004


                                  $5,000,000.00
                                Atlanta, Georgia


         FOR VALUE RECEIVED, the undersigned, THE WMA CORPORATION, a Delaware corporation (hereinafter referred to as "Maker"), promises to pay on or before July 29, 2004 (the "Maturity Date") to the order of MONEY SERVICES, INC., a Delaware corporation (hereinafter referred to as "Payee"; Payee, and any subsequent holder(s) hereof, being hereinafter referred to collectively as "Holder"), without grace except as otherwise provided herein, at the office of Payee at Cedar Rapids, Iowa, or at such other place as Holder may designate to Maker in writing from time to time, the principal amount of Five Million and 00/100s ($5,000,000.00) Dollars, together with simple interest on so much thereof as is from time to time outstanding and unpaid, from the date hereof, payable at the rate of seven and one-half percent (7 1/2%) per annum (except as hereinafter provided in the event of redemption), on the twenty ninth day of each succeeding January and July through and including the Maturity Date, in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private.

         Conversion. The Holder of this Note may, at any time after December 31, 1999 and prior to the Maturity Date, convert the then outstanding principal balance of this Note into common stock of the Maker. The number of shares of common stock of the Maker which may be obtained upon conversion per each $100.00 of principal amount of the Note then outstanding shall be the greater of (a)
4.17 shares;

or (b) 62.5 divided by the average price per share of common stock sold by Maker in private placements of its common stock in 1999 ("applicable conversion ratio"); provided that if the Maker has called this Note for redemption, the right to convert shall terminate at the close of business on the second business day prior to the day fixed as the date for the redemption.

         To convert this Note, the Holder must surrender the same at the office of the Maker, accompanied by a written notice of conversion and by a written instrument of transfer in a form satisfactory to the Maker, properly completed and executed by the registered Holder hereof or a duly authorized attorney.

         Fractional Shares. In lieu of issuing any fraction of a share or scrip upon the conversion of this Note, the Maker shall pay to the Holder hereof, for any fraction of a share otherwise issuable upon the conversion, cash equal to the value of the fractional share based upon the applicable conversion ratio.

         Adjustments to conversion. If the Maker at any time pays to the Holder of its common stock a dividend in common stock, the number of shares of common stock issuable upon the conversion of this Note shall be proportionally increased, effective at the close of business on the record date for determination of the Holder of the common stock entitled to the dividend.

         If the Maker, at any time subdivides or combines in a larger or smaller number of shares its outstanding shares of common stock, then the number of shares of common stock issuable upon the conversion of this Note shall be proportionally increased in the case of a subdivision and decreased in the case of a combination, effective in either case at the close of business on the date that the subdivision or combination becomes effective.

         If the Maker is recapitalized, consolidated with or merged into any other corporation, or sells or conveys to any other corporation all or substantially all of its property as an entity, provision shall be made as part of the terms of any such transaction so that the Holder of this Note may receive, in lieu of the common stock otherwise issuable to them upon conversion hereof, at the same conversion ratio, the same kind and amount of securities or assets as may be distributable upon the recapitalization, consolidation, merger, sale, or conveyance with respect to the common stock.

         Redemption. This Note may be redeemed after July 29, 2002, in whole or in part, at Maker's option, at any time thereafter, at the office of the Maker, upon the notice referred to below, at the redemption price (expressed in percentages of the principal amount of the Note) which shall include all accrued but unpaid interest to the date of redemption. In the event this Note is redeemed prior to the Maturity Date, interest shall accrue on the outstanding principal amount from the date hereof through the date of redemption at the rate of nine percent (9%) per annum. All unpaid accrued interest, together with the then outstanding principal balance, shall be due and payable on the date of redemption.

         The following table sets forth the redemption price as of the dates indicated, but such price does not include any accrued interest [at the stated rate of seven and one-half percent (7 1/2%)], due and


THE WMA CORPORATION
FIVE YEAR TERM NOTE                                                       PAGE 2
unpaid, which unpaid interest must also be paid in full together with the redemption price obtained by interpolation from the following table.


Redemption Dates:                                                                                      Redemption Price
                                                                                      (Percentage of Principal Amount):

July 30, 2002...................................................................................................105.04
January 29, 2003................................................................................................106.01
July 29, 2003...................................................................................................107.04
January 29, 2004................................................................................................108.10
July 28, 2004...................................................................................................109.22
July 29, 2004...................................................................................................100.00

         Notice of Redemption, etc.. Notice of redemption shall be mailed to the Holder of the Note not less than 30 nor more than 60 days prior to the date fixed for redemption at the last address appearing upon the records of the Maker. If this Note is redeemed in part, the Maker shall, without charge to the Holder of hereof, either (1) execute and deliver to the Holder a note for the unredeemed balance of the principal amount hereof, or (2) make note hereon of the principal amount called for redemption and redeemed, upon surrender of this Note at the office of the Maker. Following the date fixed for redemption, interest shall be payable only on the portion of this Note not called for redemption.

         Exchange. The Holder of this Note may, at any time on or before the Maturity Date or the date fixed for its redemption, by surrendering this Note to the Maker at its office, exchange this Note for another Note or Notes of a like principal amount and of like tenor, date and maturity in denominations of $1,000,000 or any multiple of that amount.

         Transfer. This Note may be transferred only at the office of the Maker by the surrender hereof for cancellation, and upon the payment of any stamp tax or other governmental charge connected with the transfer. If this Note is transferred, a new Note or Notes of like tenor, date and maturity shall be issued to the transferee.

         Registered owner. The Maker may treat the person whose name appears hereon or the transferee thereof as provided above, as the absolute owner of this Note for the purpose of receiving payment of, or on account of, the principal and interest due on this Note and for all other purposes, and it shall not be affected by any notice to the contrary.

         Default. It is hereby expressly agreed that should any default be made in the payment of principal or interest as stipulated above, then after the expiration of any applicable grace period, and in such event, the principal indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Holder and without further notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated Maturity Date. If the Maker shall fail to make timely payment of principal or interest on this Note, such failure shall constitute a default hereunder. Maker shall have five (5) business days following receipt of written notice thereof from Holder arising out of


THE WMA CORPORATION
FIVE YEAR TERM NOTE                                                       PAGE 3
the non-payment of money within which to cure such default. After the expiration of such notice and cure period, interest shall accrue on the outstanding principal balance of this Note and for so long as such default continues, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby as set forth herein, at the rate equal to the maximum rate allowed to be charged Maker under Iowa law, or, in the event no such maximum rate is then established, at the rate of eighteen (18%) percent per annum. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default. Time is of the essence of this Note. In the event this Note, or any part hereof, is collected by or through an attorney-at-law, Maker agrees to pay all costs of collection including, but not limited to, reasonable attorneys' fees actually incurred by Holder.

         Waivers. Presentment for payment, demand, protest and notice of demand, protest and non-payment and all other notices are hereby waived by Maker. No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a past due interest payment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Holder hereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of Iowa; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any interest payment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change, or affect the original liability of Maker under this Note, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

         Enforceability. If from any circumstances whatsoever, fulfillment of any provision of this Note or of any other instrument evidencing or securing the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note or under any other instrument evidencing or securing the indebtedness evidenced hereby, that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. This Note shall be binding upon and enure to the benefit of Maker and Holder, their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

         Applicable Law. This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Iowa. Maker hereby submits to personal jurisdiction in the County of Linn, State of Iowa for the enforcement of this Note.

         Notice. All notices required to be given under the terms of this Note shall be address:


THE WMA CORPORATION
FIVE YEAR TERM NOTE                                                       PAGE 4

                               To Maker at:  The WMA Corporation
                                             11315 Johns Creek Parkway
                                             Duluth, Georgia 30097
                                             Attention: S. Hubert Humphrey, Jr.

                               To Holder at: Money Services, Inc.
                                             4333 Edgewood Road, N.E.
                                             Cedar Rapids, Iowa 52499
                                             Attention: General Counsel


         IN WITNESS WHEREOF, Maker has caused this Note to be executed under Seal on the date first above written.

                                              THE WMA CORPORATION,
                                              a Delaware corporation


                                              By:   /s/ Thomas W. Montgomery
                                                 -------------------------------
                                                    Thomas W. Montgomery
                                                    Executive Vice President



                                              (CORPORATE SEAL)


THE WMA CORPORATION
FIVE YEAR TERM NOTE                                                       PAGE 5